ITEM 77E  LEGAL PROCEEDINGS
Since October 2003 Federated
and related entities
 collectively Federated
and various Federated
funds Funds have been
named as defendants in
several class action
lawsuits now pending
in the United States
District Court for the
 District of Maryland
 The lawsuits were purportedly
 filed on
behalf of people who
purchased owned andor
 redeemed shares of
Federatedsponsored mutual
 funds during specified
 periods beginning November 1
1998 The suits are generally
similar in alleging that
Federated engaged in illegal
 and improper trading
 practices including market
timing and late
trading in concert with
certain institutional
traders which allegedly
caused financial injury
 to the mutual fund shareholders
These lawsuits began to
be filed shortly after
 Federateds first public
 announcement that it
had received requests for
information on shareholder
trading activities in the
Funds from the SEC the
Office of the New York
State Attorney General
 NYAG and other authorities
 In that regard on November
28 2005
Federated announced that it
 had reached final settlements
with the SEC and the NYAG with
respect to those matters
Specifically the SEC and
NYAG settled proceedings
against three Federated
subsidiaries involving
undisclosed market timing
 arrangements and late
trading The SEC made
findings that Federated
Investment Management
 Company FIMC an SEC
registered investment
adviser to various Funds
 and Federated Securities
Corp an SECregistered
brokerdealer and distributor
 for the Funds violated
provisions of the Investment
 Advisers Act and Investment
 Company Act
by approving but not
disclosing three market
 timing arrangements or
 the associated conflict
 of interest between FIMC
 and the funds involved in
the arrangements either
to other fund shareholders
 or to the funds board
and that Federated Shareholder
 Services Company formerly an
SECregistered transfer agent
failed to prevent a customer
and a Federated employee
from late trading in violation
 of provisions of the
 Investment
Company Act The NYAG found
 that such conduct violated
 provisions of New York
State law Federated entered
 into the settlements without
admitting or denying the
regulators findings As
 Federated previously
 reported in 2004 it
has already paid
approximately 80 million
to certain funds
as determined by an
independent consultant
 As part of these settlements
 Federated agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
additional 72 million
and among other things
agreed that it would not
 serve as investment
adviser to any registered
investment company unless
 i at least 75 of the
 funds directors are independent
 of Federated ii the chairman
of each such fund is independent
 of
Federated iii no action may be
 taken by the funds board or
any committee thereof unless
 approved by a majority of
the independent trustees of
the fund or committee
respectively and iv the
 fund appoints a senior
 officer who reports to
 the independent trustees
 and is responsible for
monitoring compliance
by the fund with
applicable laws and
fiduciary duties and
for managing the process
 by which management fees
charged to
a fund are approved The
 settlements are described
in Federateds announcement
which along with previous
press releases and related
communications on those
matters is available in
the About Us section of
Federateds website at
 FederatedInvestorscom
Federated entities have
also been named as defendants
 in several additional
lawsuits that are now pending
in the United States District
Court for
the Western District of
Pennsylvania alleging
among other things excessive
advisory and Rule 12b1 fees
The Board of the Funds
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in
each of the lawsuits
 described in the
preceding two paragraphs
 Federated and the Funds
 and their respective
 counsel have been defending
 this litigation and none of
 the Funds
remains a defendant in any
of the lawsuits though some
 could potentially receive
any recoveries as nominal
defendants Additional lawsuits
 based
upon similar allegations
 may be filed in the future
The potential impact of
these lawsuits all of which
 seek unquantified damages
 attorneys fees
and expenses and future
 potential similar suits
 is uncertain Although
we do not believe that
these lawsuits will have
 a material adverse effect on
the Funds there can be no
 assurance that these suits
 ongoing adverse publicity
andor other developments
resulting from the regulatory
investigations will not result
 in increased Fund redemptions
 reduced sales of Fund shares
or other adverse consequences
for the Funds